Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Banzai International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Equity	Shares of Common Stock, par value $0.0001 per share ("Common Stock") underlying the Notes	Rule 457(c)	8,332,759	$3.21	(2)	$26,748,156.39	$0.00015310	$4,095.14				- - - -

Equity	Shares of Common Stock underlying Buyer Warrants	Rule 457(g)	671,244	$3.4891	(3)	$2,342,037.44	$0.00015310	$358.57

Fees Previously Paid	N/A	N/A	N/A	N/A			N/A		N/A	N/A	N/A

			Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
		Total Offering Amounts				$29,090,193.83	0.00015310	$4,453.71
		Total Fees Previously Paid						$-
		Total Fee Offsets						$-
		Net Fee Due						$4,453.71

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock of Banzai International, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Common Stock.
(2)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Class A Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”) on July 28, 2025 ($3.21 per Class A Common Stock).
(3)	Calculated in accordance with Rule 457(g) under the Securities Act, based on the exercise price of the Buyer Warrants, which equals $3.4891 per share.